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                                                                    EXHIBIT 10.5

                                 FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") made and entered into as of this 25th day of February, 2003, by and between SCI EXECUTIVE SERVICES, INC., a Delaware corporation (the "Company") wholly owned by SERVICE CORPORATION INTERNATIONAL, a Texas corporation (the "Parent"), and R. L. WALTRIP, (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Employee entered into an Employment Agreement effective January 1, 1998 (the "Employment Agreement"), and the Parent guaranteed payment and performance under the Employment Agreement; and

         WHEREAS, the Company and the Employee have agreed to amend the Employment Agreement in certain respects;

         NOW THEREFORE, in consideration of the premises and the agreements herein contained, the parties intending to continue to be legally bound by the Employment Agreement as amended by this Amendment, hereby agree as follows:

         1. Section 1 of the Employment Agreement is hereby amended by deleting the entire Section 1 and substituting the following as Section 1 in its entirety:

                  "1. Employment and Term. The Company agrees to employ the Employee and the Employee agrees to remain in the employ of the Company, in accordance with the terms and provisions of this Agreement, for the period beginning on the date of the First Amendment to this Employment Agreement and ending as of the close of business on December 31, 2006 (such period is referred to hereinafter as the "Employment Period")."

         2. Section 2 of the Employment Agreement is hereby amended by deleting the first sentence thereof and substituting the following for such sentence:

                           "During the Employment Period, the Employee shall serve either as Chairman of the Board of Directors of the Parent, or as Chairman of the Board of Directors and Chief Executive Officer of the Parent, as designated at the discretion of the Board of Directors of the Parent, and shall have the duties, powers and authority heretofore possessed by the holder of such office(s) and

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                           such other powers consistent therewith as are
                           delegated to him in writing from time to time by the Board of Directors of the Parent (the "Board").

         3. Section 4(c) of the Employment Agreement is hereby amended by adding a new subparagraph at the end of such Section to be and read as follows:

                           "It is understood and agreed that the First Amendment to this Employment Agreement shall not constitute "Good Reason" for purposes of this Agreement."

         4. Section 4(e) of the Employment Agreement is hereby amended by deleting the last sentence of such Section.

         5. Section 5(a) of the Employment Agreement is hereby amended by deleting all of the language within the parenthetical at the end of such Section so that the Section ends prior to such parenthetical.

         6. The terms and provisions of the Employment Agreement, as amended hereby, continue in full force and effect.

         IN WITNESS WHEREOF, the Employee and, pursuant to due authorization from the Board, the Company have caused this Amendment to be executed as of the date first above written.

                                             R. L. WALTRIP

                                                    /s/ R. L. Waltrip
                                             -----------------------------------
                                                    "EMPLOYEE"

                                             SCI EXECUTIVE SERVICES, INC.

                                             By:    /s/ Curtis G. Briggs
                                                 -------------------------------
                                             Name:  Curtis G. Briggs
                                             Title: Vice President
                                                    "COMPANY"


         Pursuant to due authorization from its Board of Directors, the Parent, by its execution hereof, absolutely and unconditionally guarantees to Employee the full and timely payment and performance of each obligation of the Company to Employee under the Employment Agreement as amended by this Amendment, waives any and all rights that it may otherwise have to require Employee to proceed against the Company for nonpayment or nonperformance, waives any and all defenses that would otherwise be a defense to this guarantee, and agrees to remain liable to Employee for all payment and performance obligations of the Company under the Employment Agreement as amended by this Amendment, whether arising before, on or after the date of this Amendment, until the Employment Agreement shall terminate pursuant to its terms.

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                                            SERVICE CORPORATION
                                            INTERNATIONAL

                                            By:    /s/ James M. Shelger
                                                --------------------------------
                                            Name:  James M. Shelger
                                            Title: Senior Vice President
                                                   General Counsel and Secretary
                                                           "PARENT"